UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2013

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 21, 2013, Lakeland Industries, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal year ended January 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2013, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1). The letter was issued in accordance with Nasdaq procedures due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended January 31, 2013 with the Securities and Exchange Commission.

Pursuant to Nasdaq Listing Rules, the Company has until July 16, 2013 to submit a plan to Nasdaq to regain compliance with the Nasdaq Listing Rules. The Company filed its Annual Report on May 21, 2013.

Item 8.01.	Other Events.

On May 21, 2013, the Company issued a press release announcing the Company’s acceptance of a commitment letter from a bank for a senior credit facility. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 21, 2013

The financial information contained in the exhibit to this Form 8-K is being furnished in accordance with Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: May 21, 2013

/s/ Christopher J. Ryan
Christopher J. Ryan
President & CEO

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Text of press release issued by Lakeland Industries, Inc., dated May 21, 2013, titled “Lakeland Industries, Inc. Reports Fiscal 2013 Fourth and Full Year Quarter Financial Results”.